POWER OF ATTORNEY


	1.	Designation of Attorneys-in-Fact.  The
undersigned, hereby designates each of Jonathan A. Flatow, Gary J. Kocher and Devin W. Stockfish, individuals with full power of substitution, as my attorney-in-fact to act for me and in my name, place and stead, and on my behalf in connection with the matters set forth in Item 2 below.


	2.	Powers of Attorney-in-Fact.  Each attorney-in-fact, as fiduciary, shall have the authority to sign all such U.S. Securities and Exchange
Commission ("SEC") reports, forms and other filings, specifically including but not limited to Forms 3, 4, 5 and 144, as such attorney-in-fact deems necessary or desirable in connection with the satisfaction of my reporting obligations under the rules and regulations of the SEC.


	3.	Effectiveness.  This power of attorney shall become effective upon the execution of this document.

	4.	Duration.  This power of attorney
shall remain in effect until revoked by me. This power of attorney shall not be affected by disability of the principal.

	5.	Revocation.  This
power of attorney may be revoked in writing at any time by my giving written notice to the attorney-in-fact. If this power of attorney has been recorded, the written notice of revocation shall also be recorded.


	Date:  _April 13_, 2005.


	____Maximilian Ulrich Cartellieri_____

	Maximilian Ulrich Cartellieri

STATE OF _Bavaria_	)

COUNTY OF
_Munich__	)

SIGNED OR ATTESTED before me on April 13, 2005 by _Dr.
Oliver Vossius_.

			_____Dr. Oliver Vossius________
			Signature of
Notary Public
			______Dr. Oliver Vossius______
(SEAL)			Typed Name of
Notary Public
			Residing at:_Munich_____
			My commission
expires:__upon death__